Exhibit 13

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

CERTIFICATION REQUIRED BY

RULE 13a-14(b) OR RULE 15d-14(b)

AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Company”) on Form 20-F for the fiscal year ended March 31, 2009 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Katsunori Nagayasu, President (principal executive officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ KATSUNORI NAGAYASU
Name:	Katsunori Nagayasu
Title:	President
(Principal executive officer)

Dated: September 2, 2009

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

CERTIFICATION REQUIRED BY

RULE 13a-14(b) OR RULE 15d-14(b)

AND 18 U.S.C. SECTION 1350

In connection with the Annual Report of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (the “Company”) on Form 20-F for the fiscal year ended March 31, 2009 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Takashi Oyamada, Managing Director (principal financial officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ TAKASHI OYAMADA
Name:	Takashi Oyamada
Title:	Managing Director
(Principal financial officer)

Dated: September 2, 2009